UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 13, 2013

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.    Other Events.
On May 13, 2013 Invacare Corporation (the “Company”) announced announced that the United States Food and Drug Administration (FDA) has found acceptable the Company's first certification audit relating to the qualification and validation documentation for equipment and processes at the Taylor Street manufacturing facility in Elyria, Ohio. This acceptance permits the Company's Taylor Street facility, which is currently subject to limitations on production due to an FDA consent decree, to resume manufacturing and distributing parts, components, accessories and subassemblies to Invacare facilities other than the Taylor Street or Corporate facilities, for further manufacturing or to provide service related to medical devices manufactured at those other Invacare facilities.

Of the two remaining certification audits, the second audit relating to the Company's design control systems is currently being reviewed by the FDA. Once it receives the FDA's approval on the second certification report, the Company may resume design activities, which will enable it to refocus its engineering resources on new product development. The final, most comprehensive third-party certification audit is a comprehensive review of the Company's compliance with the FDA's Quality System Regulation at the impacted Elyria facilities. That audit is well underway. After the certification report relating to that audit is submitted to the FDA, the agency will conduct its own inspection of the facility. Once the Company receives written notification from the FDA that the Corporate and Taylor Street facilities appear to be in compliance, the Company may resume full operations at those facilities.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 13, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: May 14, 2013	By:	/s/ Robert K. Gudbranson

Robert K. Gudbranson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated May 13, 2013